UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Endeavour International Corporation

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Leading Proxy Advisory Firm ISS Recommends That

Endeavour Stockholders Elect All of Endeavour’s Director Nominees

ISS Recommends Endeavour Stockholders Do Not Vote Talisman’s Gold Proxy Card

HOUSTON, May 16, 2014 — Endeavour International Corporation (NYSE: END) (LSE: ENDV) today announced that Institutional Shareholder Services (“ISS”), the nation’s leading proxy advisory firm, has recommended that Endeavour stockholders vote “FOR” all three of Endeavour’s highly-qualified and experienced director nominees on the WHITE proxy card at the Company’s 2014 Annual Meeting of Stockholders to be held on May 22, 2014.

In its May 15, 2014 report, ISS stated1:

“Though the company’s underperformance is concerning, the dissident has not made a compelling case that further change to the composition of the board is necessary at this time. As such, shareholder support for the management slate of nominees is warranted.”

“Poor performance alone, after all, is not itself a compelling case that change is needed on a board. In this case the board appears to have taken a number of steps to address its underperformance.”

Commenting on the ISS report, Endeavour issued the following statement:

We are pleased that ISS supports the election of ALL of Endeavour’s highly qualified and experienced director nominees and concluded that no change to Endeavour’s Board of Directors is warranted.

ISS’ recommendation reinforces our belief that Endeavour has the right Board, the right strategy and right team in place to drive growth and value creation for all stockholders in this challenging phase for the Company. We strongly urge all Endeavour stockholders to follow the recommendation of ISS and vote “FOR” our director nominees on the WHITE proxy card today.

Endeavour stockholders are reminded that their vote is extremely important, and that they have an opportunity to protect their investment in Endeavour by voting FOR Endeavour’s three director nominees using the WHITE proxy card today.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Stockholders May Call Toll-Free: (855) 223-1287

Banks & Brokers May Call Collect: (203) 658-9400

Email: endeavourinfo@morrowco.com

[1]	Permission to use quotations neither sought nor obtained

About Endeavour International Corporation

Endeavour International Corporation is an international oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and United States. For more information, visit www.endeavourcorp.com.

Forward-looking Statements

This press release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Endeavour. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. Please refer to Endeavour’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, Form 10-K/A filed on March 21, 2014 and other filings for a discussion of material risk factors. Endeavour disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Important Additional Information

Endeavour, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from Endeavour’s stockholders in connection with Endeavour’s 2014 Annual Meeting of Stockholders. Endeavour has filed its definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2014 Annual Meeting of the Stockholders. ENDEAVOUR STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER MATERIALS FILED BY ENDEAVOUR WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Endeavour’s directors, director nominees and executive officers and their respective interests in Endeavour, by security holdings or otherwise, is set forth in Endeavour’s definitive proxy statement and other materials filed with the SEC. Additional information can also be found in Endeavour’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and Form 10-K/A filed on March 21, 2014.

These documents, including the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by Endeavour with the SEC, are available for no charge at the SEC’s website at www.sec.gov and at Endeavour’s investor relations website at www.endeavourcorp.com/2014AnnualMeeting.htm.

Endeavour - Investor Relations, Darcey Matthews, 713-307-8711